UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 3, 2024, Intercontinental Exchange, Inc. (the “Company”) announced that it is commencing a private exchange offer (the “Exchange Offer”) with respect to the outstanding 3.625% Senior Notes due 2028 (the “BK Notes”) issued by Black Knight InfoServ, LLC, a wholly owned subsidiary of the Company.

Pursuant to the Exchange Offer, the Company is offering to issue, in a private offering to eligible holders of the BK Notes, new notes in exchange for any and all of the approximately $1 billion aggregate principal amount of the BK Notes held by eligible holders of BK Notes. For BK Notes tendered by the Early Tender Deadline and not validly withdrawn before the Withdrawal Deadline described in the Offering Memorandum referred to below, eligible holders will receive the Early Tender Consideration described in the Offering Memorandum. For BK Notes tendered after the Early Tender Deadline but on or prior to the Expiration Date described in the Offering Memorandum, eligible holders will receive the Exchange Consideration described in the Offering Memorandum.

The Exchange Offer is being made upon the terms and conditions set forth in an offering memorandum, dated May 3, 2024 (the “Offering Memorandum”), copies of which will be made available to holders of the BK Notes eligible to participate in the Exchange Offer. The Company’s obligation to accept and exchange the BK Notes validly tendered pursuant to the Exchange Offer is subject to certain conditions as set forth in the Offering Memorandum.

This announcement does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offer is being made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated as of May 3, 2024.

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Dated: May 3, 2024